SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 30, 2008

TEKNI-PLEX, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

333-28157		22-3286312
(Commission File Number)		(IRS Employer Identification No.)

260 NORTH DENTON TAP ROAD COPPELL, TEXAS		75019
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (972) 304-5077

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On May 30, 2008, Tekni-Plex, Inc. (the “Company”) consummated the restructuring (the “Restructuring”) on the terms and conditions contemplated by the Restructuring Agreement previously described in the Company’s Form 8-K filed on April 11, 2008.  Approximately 96.3% of the Company’s outstanding 12.75% Senior Subordinated Notes due 2010 have been exchanged for common stock of the Company, 100% of the common stock of the Company outstanding prior to the consummation of the Restructuring has been purchased by the Company for $250,000, and 100% of the shares of the Company’s Series A Preferred Stock have been exchanged for warrant securities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEKNI-PLEX, INC.

Date:	May 30, 2008	By:	/s/ James E. Condon
			Name:	James E. Condon
			Title:	Vice President and Chief Financial Officer